                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                       SARA LEE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
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
                                     [LOGO]

                                                              September 21, 1998

DEAR SARA LEE STOCKHOLDER:

    It is my pleasure to invite you to Sara Lee Corporation's 1998 Annual Meeting of Stockholders. This year's meeting will be held in the ARIE CROWN THEATRE AT MCCORMICK PLACE, 2301 SOUTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS on Thursday, October 29, 1998, at 10:00 a.m. A map and directions to the Arie Crown Theatre are located on the back page of this proxy statement and on the enclosed admission ticket to the meeting.

    The formal notice of the meeting follows on the next page. In addition to the four items of business, we will also discuss Sara Lee's 1998 performance and answer your questions. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, your admission ticket to the meeting and Sara Lee's 1998 Annual Report.

    Three of our directors -- Allen F. Jacobson, Newton N. Minow and Sir Arvi H. Parbo -- have attained their 72nd birthday since the last annual meeting and therefore will not be standing for reelection. In addition, Donald J. Franceschini, Sara Lee's Vice Chairman, retired in December, 1997. Messrs. Franceschini, Jacobson and Minow and Sir Arvi Parbo have served a combined total of 29 years as members of our Board of Directors. We are deeply grateful to them for their many contributions to the success of Sara Lee Corporation.

    Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares via a toll-free telephone number or via the Internet or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

    I look forward to seeing you at the meeting.

                                          Sincerely,

                                               [SIGNATURE]

                                          John H. Bryan
                                          Chairman and Chief Executive Officer

                                     [LOGO]

                   ------------------------------------------

                               NOTICE OF THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS
                   ------------------------------------------

    The Annual Meeting of Stockholders of Sara Lee Corporation will be held on Thursday, October 29, 1998, at 10:00 a.m., in the ARIE CROWN THEATRE AT MCCORMICK PLACE, 2301 SOUTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS for the following purposes:

    1.  to elect 17 directors;

    2. to vote on a proposed amendment to Sara Lee's Charter to increase the total number of authorized shares of stock to 1,213,500,000 and the number of authorized shares of common stock to 1,200,000,000 and to reduce the par value of Sara Lee's common stock to $.01 per share;

    3.  to vote on the 1998 Long-Term Incentive Stock Plan;

    4. to vote on the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the 1999 fiscal year; and

    5.  to transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on September 1, 1998 are entitled to notice of and to vote at the Annual Meeting.

    Whether or not you plan to attend the meeting, we urge you to vote your shares via a toll-free telephone number or via the Internet or by signing, dating and mailing the enclosed proxy card in the envelope provided.

                                        By Order of the Board of Directors

                                                      [SIGNATURE]

                                        Janet Langford Kelly
                                        Senior Vice President, Secretary and
                                        General Counsel

September 21, 1998

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INFORMATION ABOUT SARA LEE CORPORATION....................................    1

INFORMATION ABOUT THE ANNUAL MEETING......................................    1

  Information About Attending the Annual Meeting..........................    1

  Information About this Proxy Statement..................................    1

  Information About Voting................................................    1

  Information for Sara Lee Employees Who are Stockholders.................    2

  Information Regarding Tabulation of the Vote............................    2

  Quorum Requirement......................................................    2

  Information About Votes Necessary for Action to be Taken................    2

  Other Matters...........................................................    3

ELECTION OF DIRECTORS.....................................................    3

MEETINGS AND COMMITTEES OF THE BOARD......................................    7

DIRECTOR COMPENSATION.....................................................    8

SARA LEE COMMON STOCK AND ESOP STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE
  OFFICERS................................................................    9

EXECUTIVE COMPENSATION....................................................   10

  Report of the Compensation and Employee Benefits Committee on Executive
    Compensation..........................................................   10

  Performance Graph.......................................................   14

  Summary Compensation Table..............................................   15

  Option Grants in Last Fiscal Year.......................................   16

  Option Exercises and Fiscal Year-End Values.............................   18

  Employment Agreements...................................................   18

  Severance Plans.........................................................   18

  Retirement Plans........................................................   19

PROPOSAL TO AMEND SARA LEE'S CHARTER TO INCREASE THE TOTAL NUMBER OF
  AUTHORIZED SHARES AND THE NUMBER OF SHARES OF COMMON STOCK AND TO REDUCE
  THE PAR VALUE OF THE COMMON STOCK.......................................   20

PROPOSAL TO APPROVE THE 1998 LONG-TERM INCENTIVE STOCK PLAN...............   21

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.............................   25

OTHER INFORMATION.........................................................   25

  Section 16(a) Beneficial Ownership Reporting Compliance.................   25

  Stockholder Proposals for the 1999 Annual Meeting.......................   25

  Sara Lee's Form 10-K....................................................   25

  Expenses of Solicitation................................................   25

EXHIBIT A -- 1998 Long-Term Incentive Stock Plan..........................  A-1

                     INFORMATION ABOUT SARA LEE CORPORATION

    Sara Lee is a global manufacturer and marketer of high-quality, brand-name consumer products. We have operations in more than 40 countries and market branded consumer products in more than 140 countries. We employ 139,000 people worldwide. The address of our principal executive office is Three First National Plaza, Chicago, Illinois 60602-4260. Our telephone number is (312) 726-2600. Sara Lee's website is located at www.saralee.com on the Internet.

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

    Our Annual Meeting will be held on Thursday, October 29, 1998 at 10:00 a.m., in the Arie Crown Theatre at McCormick Place, 2301 South Lake Shore Drive, Chicago, Illinois. Please note that the doors to the Theatre will not open for admission until 9:30 a.m. If you plan to attend the Annual Meeting, please bring your admission ticket with you. Your admission ticket is included with this proxy statement.

INFORMATION ABOUT THIS PROXY STATEMENT

    We sent you these proxy materials because Sara Lee's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Sara Lee common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Sara Lee's Shareholder Services Department at (312) 558-8662. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. On September 21, 1998, we began mailing these proxy materials to all stockholders of record at the close of business on September 1, 1998.

INFORMATION ABOUT VOTING

    Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

    - By Telephone -- You can vote by telephone by calling toll-free 1-888-426-7034 and following the instructions on the proxy card;

    - By Internet -- You can vote by Internet by following the instructions on the proxy card; or

    - By Mail -- You can vote by mail by signing, dating and mailing the enclosed proxy card.

    If you vote by proxy, the individuals named on the card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted for:

    - The election of the seventeen nominees for directors;

    - The amendment to Sara Lee's Charter to increase the total number of authorized shares of stock to 1,213,500,000 and the number of authorized shares of common stock to 1,200,000,000 and to reduce the par value of the common stock to $.01 per share;

    - The approval of the 1998 Long-Term Incentive Stock Plan; and

    - The ratification of Arthur Andersen LLP as our independent public accountants for the 1999 fiscal year.

    If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it and your admission ticket to the Annual Meeting in order to vote.

    You may revoke or change your proxy at any time before it is exercised by sending a written revocation to Sara Lee's Secretary, Janet Langford Kelly, by providing a later dated proxy, by voting in person at the meeting or through Internet or telephone voting.

    Each share of Sara Lee common stock is entitled to one vote. As of September 1, 1998, there were 458,598,930 shares of common stock outstanding. Each share of Sara Lee Employee Stock Ownership Plan Convertible Preferred Stock (ESOP Stock) is entitled to 5.132 votes. As of September 1, 1998, there were 4,126,299 shares of ESOP Stock outstanding. The common stock and the ESOP Stock vote together on all matters as a single class.

INFORMATION FOR SARA LEE EMPLOYEES WHO ARE STOCKHOLDERS

    If you are one of our many employees who is a stockholder and you participate in the Employee Stock Ownership Plan (the ESOP), the Sara Lee Common Stock Fund under any of Sara Lee's retirement or savings plans (the Savings Plans), or in Sara Lee's Dividend Reinvestment Plan (the DRIP), you will receive one proxy with respect to all of your shares registered in the same name. Employees whose accounts are not registered in the same name will receive a separate proxy with respect to their individual, ESOP, Savings Plans or DRIP shares. If you participate in the ESOP, you are entitled to direct the ESOP trustee how to vote the shares allocated to your account, as well as a proportionate share of unallocated shares and unvoted shares. If you participate in any of the Savings Plans, you are entitled to direct the Savings Plans trustee how to vote the shares allocated to your account. If you participate in the Savings Plans and you do not return a proxy with respect to Savings Plans shares, your Savings Plans shares will be voted by the Savings Plans trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

INFORMATION REGARDING TABULATION OF THE VOTE

    Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of stockholders are confidential, and the votes will not be revealed to any Sara Lee employee or anyone else, other than to the non-employee tabulator of votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements or (2) in the event a proxy solicitation in opposition to the election of the Board of Directors is filed with the Securities and Exchange Commission. Representatives of Harris Trust and Savings Bank will tabulate votes and act as Inspectors of Election at the meeting.

QUORUM REQUIREMENT

    A quorum is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

    Seventeen directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the seventeen nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. The affirmative vote of two-thirds of all the votes entitled to be cast on the matter is required to approve the amendment to Sara Lee's Charter. Approval of the 1998 Long-Term Incentive Stock Plan and the ratification of Arthur Andersen LLP as our independent public accountants for the 1999 fiscal year requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and broker non-votes will have the effect of a "no" vote as to the proposed amendment to Sara Lee's Charter and will have no effect on the vote on the election of directors, the approval of the 1998 Long-Term Incentive Stock Plan and the ratification of Arthur Andersen LLP.

OTHER MATTERS

    The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Under our Bylaws, generally no business besides the four proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

                              ELECTION OF DIRECTORS

                                    [PHOTO]

           BOARD OF DIRECTORS

           FRONT ROW FROM LEFT:   JOAN D. MANLEY, JOHN H. BRYAN, C. STEVEN
           MCMILLAN, NEWTON N. MINOW.

           MIDDLE ROW FROM LEFT:  ROZANNE L. RIDGWAY, DUANE L. BURNHAM, VERNON
                                  E. JORDAN, JR., RICHARD L. THOMAS, WILLIE D.
                                  DAVIS, HANS B. VAN LIEMT, CHARLES W. COKER,
                                  PAUL A. ALLAIRE.

           BACK ROW FROM LEFT:   JAMES L. KETELSEN, ALLEN F. JACOBSON, FRANK L.
                                 MEYSMAN, SIR ARVI H. PARBO, FRANS H.J.J.
                                 ANDRIESSEN, JAMES S. CROWN, JOHN D. ZEGLIS.

    Sara Lee's directors are elected each year at the Annual Meeting by the stockholders. We do not have a staggered board. Seventeen directors will be elected at this year's Annual Meeting. Each director's term lasts until the 1999 Annual Meeting of Stockholders and until he or she is succeeded by another qualified director who has been elected. All the nominees, except Judith A. Sprieser, Sara Lee's Senior Vice President and Chief Financial Officer, are currently directors.

    James S. Crown was elected to the Board by the other directors on January 29, 1998 and John D. Zeglis was elected to the Board by the other directors on August 27, 1998.

    If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a director. The ages of the nominees are as of October 29, 1998.

    PAUL A. ALLAIRE Chairman of the Board and Chief Executive Officer of Xerox Corporation (information processing). Mr. Allaire became a director of Sara Lee in 1989. He is a director of Lucent Technologies, J.P. Morgan & Co. Inc., Fuji Xerox Co., Ltd., and SmithKline Beecham plc and a trustee of Carnegie-Mellon University and Worcester Polytechnic Institute. Mr. Allaire is also a director of the Ford Foundation, a member of the board of the Council on Foreign Relations and the Council on Competitiveness. He is a member of The Business Council and the Business Roundtable. Age 60.

    FRANS H.J.J. ANDRIESSEN Professor, European Integration, University of Utrecht, the Netherlands. Mr. Andriessen is a former Minister of Finance of the Netherlands. He became a member of the Commission of the European Communities in 1981, and was first Vice President of the Commission from 1989 until 1993. He is a member of the board of SHV (Steenkool en Handelsvereniging), DHV Beheer BV, DELA Cooperatie and Robeco. He is special advisor to KPMG Netherlands. He became a director of Sara Lee in 1993. Mr. Andriessen is a member of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. Age 69.

    JOHN H. BRYAN Chairman of the Board and Chief Executive Officer of Sara Lee Corporation. Mr. Bryan became a director of Sara Lee in 1974. He is a director of Amoco Corporation, First Chicago NBD Corporation and General Motors Corporation. Mr. Bryan is a past Chairman and a director of the Grocery Manufacturers of America, Inc., Vice Chairman of The Business Council, a member of the Business Roundtable and a director and past national Chairman of the Business Committee for the Arts. He is the past Chairman of Catalyst and a trustee of the University of Chicago, Vice Chairman of the Board of Trustees of The Art Institute of Chicago and former Chairman of the Chicago Council on Foreign Relations. Age 62.

    DUANE L. BURNHAM Chairman of the Board and Chief Executive Officer of Abbott Laboratories (health care products and services). He became a director of Sara Lee in 1991. Mr. Burnham is also a director of Northern Trust Corporation. He is a member of the Business Roundtable and the Commercial Club of Chicago. He is also a member of the boards of the Healthcare Leadership Council, Evanston Hospital Corporation (Evanston, IL), the Lyric Opera (Chicago) and Chairman of the Chicago Council on Foreign Relations. Mr. Burnham is a trustee of Northwestern University and the Museum of Science and Industry (Chicago) and a member of the Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University. Age 56.

    CHARLES W. COKER Chairman of the Board of Sonoco Products Company (packaging products manufacturer). He became a director of Sara Lee in 1986. Mr. Coker is also a director of NationsBank Corporation, Springs Industries, Inc. and Carolina Power and Light Company. He is Chairman of the Board of Hollings Cancer Center. Age 65.

    JAMES S. CROWN General Partner of Henry Crown and Company (Not Incorporated) (diversified investments). He became a director of Sara Lee in 1998. Mr. Crown is also a director of General Dynamics Corporation and First Chicago NBD Corporation. Age 45.

    WILLIE D. DAVIS President of All-Pro Broadcasting, Inc. (radio stations), a privately owned company. Mr. Davis became a director of Sara Lee in 1983. He is also a director of The Dow Chemical Company, Kmart Corporation, Alliance Bank (Culver City, California), Johnson Controls Inc., MGM Grand Inc., L.A. Gear, Inc., Strong Fund, Rally's Hamburgers, Inc. and WICOR, Inc. Mr. Davis is a trustee of the University of Chicago and Marquette University. Age 64.

    VERNON E. JORDAN, JR. Senior partner of the Washington, D.C. law firm of Akin, Gump, Strauss, Hauer & Feld L.L.P. Mr. Jordan became a director of Sara Lee in 1989. He served as President of the National Urban League, Inc. from 1972 to 1982. Mr. Jordan is a director of American Express Company, Bankers Trust New York Corporation and its subsidiary, Bankers Trust Company, Dow Jones & Company, Inc., J.C. Penney Company, Inc., Revlon Group, Ryder System, Inc., Union Carbide Corporation, Callaway Golf Company and Xerox Corporation. He is also a trustee of the Ford Foundation. Mr. Jordan is a trustee of Howard University and a governor of the Joint Center for Political and Economic Studies. Age 63.

    JAMES L. KETELSEN Retired Chairman of the Board and Chief Executive Officer of Tenneco Inc. (diversified industrial corporation). He was Chairman of the Board and Chief Executive Officer of Tenneco Inc. from 1978 to 1992. Mr. Ketelsen became a director of Sara Lee in 1982. He is also a director of GTE Corporation and J.P. Morgan & Co. Inc. and its subsidiary, Morgan Guaranty Trust Co. Age 67.

    HANS B. VAN LIEMT Retired Chairman of the Board of Management of DSM NV (chemicals). Mr. van Liemt served as Chairman of the Board of Management of DSM NV from 1984 to 1993. Mr. van Liemt became a director of Sara Lee in 1994. He is Chairman of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. Mr. van Liemt is Chairman of the Supervisory Boards of Gamma Holding NV and Oce-Van der Grinten NV. He is also a member of the Supervisory Boards of ABN-AMRO Holding NV, Van Leer Group Foundation, Arnhemsche Holding NV and Stienstra Holding BV. Mr. van Liemt is a trustee of the Foundation of the Catholic University of Nijmegen and the Lucas-Franciscus Foundation for Revalidation. He is active on the boards of the Preference Shares Foundation of Koninklijke PTT NV, the Preference Shares Foundation of Philips NV and of the Preference Shares Foundation of EVC International. Age 65.

    JOAN D. MANLEY Retired Group Vice President and retired director of Time Incorporated (communications). Mrs. Manley became a director of Sara Lee in 1982. She is also a director of BFP Holdings, Inc. Age 66.

    C. STEVEN MCMILLAN President and Chief Operating Officer of Sara Lee Corporation since 1997, Executive Vice President from 1993 to 1997 and Senior Vice President from 1986 to 1993. Mr. McMillan became a director of Sara Lee in 1993. He is also a director of Illinova Corporation and Pharmacia & Upjohn. Mr. McMillan is a member of the Advisory Boards of the Stedman Nutrition Center of the Duke University Medical School and the J.L. Kellogg Graduate School of Management at Northwestern University, a member of the Productivity Council of the Grocery Manufacturers of America, Inc., a member of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee, and a trustee of the Museum of Contemporary Art in Chicago. He is also a director of the Executives Club of Chicago and a member of the Chicago Council on Foreign Relations. Age 52.

    FRANK L. MEYSMAN Executive Vice President of Sara Lee Corporation since 1997, Senior Vice President from 1994 to 1997 and Vice President from 1992 to 1994. Mr. Meysman has also been Chairman of the Board of Management of Sara Lee/DE, N.V., a subsidiary of Sara Lee, since 1994.

Mr. Meysman became a director of Sara Lee in March, 1997. In addition to his management responsibility for Sara Lee's Coffee and Tea and Household and Body Care lines of business, Mr. Meysman manages Sara Lee's businesses in the Asia-Pacific region. He is a member of the Supervisory Board of VNU, a Dutch-based publishing company, and a director of the Zeneca Group, a U.K.-based pharmaceutical company. Age 46.

    ROZANNE L. RIDGWAY Former Ambassador and Assistant Secretary of State for European and Canadian Affairs and, since July, 1994, Chair (non-executive) of the Baltic American Enterprise Fund. She became a director of Sara Lee in 1992. Ambassador Ridgway served in the U.S. Foreign Service from 1957 until her retirement in 1989, including assignments as Ambassador for Oceans and Fisheries Affairs; Ambassador to Finland; Counselor of the Department of State; and Ambassador to the German Democratic Republic. Ambassador Ridgway is a director of Bell Atlantic Corporation, The Boeing Company, Emerson Electric Company, Minnesota Mining & Manufacturing Company, RJR Nabisco, Inc. and Union Carbide Corporation. She serves on the International Advisory Board of the New Perspective Fund. Ambassador Ridgway is also a director of the Center for Naval Analysis, a trustee of the National Geographic Society and Hamline University, a member of the American Academy of Diplomacy and a Fellow of the National Academy of Public Administration. She also served as President (1989 - 1993) and Co-Chair (1993 - 1996) of the Atlantic Council of the United States. Age 63.

    JUDITH A. SPRIESER Senior Vice President and Chief Financial Officer of Sara Lee Corporation since 1994. Ms. Sprieser has been with Sara Lee since 1987 and, prior to her current position, she served as President and Chief Executive Officer of Sara Lee Bakery, North America. She is a director of USG Corporation and a member of the board of trustees of Northwestern University. She is also a member of the Young Presidents Organization, the Economic Club and the American Institute of Certified Public Accountants. Ms. Sprieser is also a member of the Supervisory Board of Sara Lee/DE N.V., a subsidiary of Sara Lee. Age 45.

    RICHARD L. THOMAS Retired Chairman of First Chicago NBD Corporation and The First National Bank of Chicago. Mr. Thomas became a director of Sara Lee in 1976. He is also a director of First Chicago NBD Corporation, CNA Financial Corporation, The PMI Group, Inc., The Sabre Holdings Group, Inc., Scotsman Industries, Inc., Unicom Corporation and IMC Global, Inc. Mr. Thomas is a life trustee of the Chicago Symphony Orchestra, a trustee of Rush-Presbyterian-St. Luke's Medical Center (Chicago), Northwestern University and Kenyon College. Age 67.

    JOHN D. ZEGLIS President and a director of AT&T Corporation since 1997. Mr. Zeglis joined AT&T in 1984 and prior to becoming President he served in a number of senior executive positions at AT&T. Mr. Zeglis became a director of Sara Lee in 1998. Mr. Zeglis is also a director of Illinova Corporation and Helmerich & Payne, Inc. He is also Chairman of the Board of Trustees of George Washington University and a trustee of the Brookings Institute, Culver Educational Foundation and United Way of Tri-State. Mr. Zeglis is also a member of the Kellogg Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University and a member of the University of Illinois Business Advisory Council. Age 51.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES.

                      MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors met seven times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board committees. All of the directors, except Mr. Allaire, attended at least 75% of all the meetings of the Board and those committees on which he or she served during the fiscal year. The Board of Directors has standing audit, board affairs and corporate governance, compensation and employee benefits, executive, employee and public responsibility, and finance committees. The following table shows the membership of the various committees.

                   -------------------------------------------------------------------------------------------
                                                   COMMITTEE MEMBERSHIP ROSTER
       ------------------------------------------------------------------------------------------------------------------
                                              BOARD AFFAIRS                                          EMPLOYEE AND
                                              AND CORPORATE     COMPENSATION AND                        PUBLIC
NAME                              AUDIT        GOVERNANCE       EMPLOYEE BENEFITS     EXECUTIVE     RESPONSIBILITY      FINANCE
       ------------------------------------------------------------------------------------------------------------------
Paul A. Allaire                         X               X                                     X                X*

                   -------------------------------------------------------------------------------------------
Frans H.J.J. Andriessen                 X                                                                                      X
                   -------------------------------------------------------------------------------------------
John H. Bryan                                           X                                     X*               X               X
                   -------------------------------------------------------------------------------------------
Duane L. Burnham                                                                                               X               X
                   -------------------------------------------------------------------------------------------
Charles W. Coker                                        X                   X*                X                X
                   -------------------------------------------------------------------------------------------
James S. Crown                                                              X                                                  X
                   -------------------------------------------------------------------------------------------
Willie D. Davis                         X                                                                                      X
                   -------------------------------------------------------------------------------------------
Allen F. Jacobson                       X                                                                                      X
                   -------------------------------------------------------------------------------------------
Vernon E. Jordan, Jr.                   X*              X                                     X
                   -------------------------------------------------------------------------------------------
James L. Ketelsen                                       X                   X                 X                                X*
                   -------------------------------------------------------------------------------------------
Hans B. van Liemt                       X                                   X
                   -------------------------------------------------------------------------------------------
Joan D. Manley                                                              X                                  X               X
                   -------------------------------------------------------------------------------------------
C. Steven McMillan                                                                                             X               X
                   -------------------------------------------------------------------------------------------
Frank L. Meysman                                                                                               X               X
                   -------------------------------------------------------------------------------------------
Newton N. Minow                                                                                                X               X
                   -------------------------------------------------------------------------------------------
Sir Arvi H. Parbo                       X                                                                                      X
                   -------------------------------------------------------------------------------------------
Rozanne L. Ridgway                      X                                   X
                   -------------------------------------------------------------------------------------------
Richard L. Thomas                                       X*                  X                 X
                   -------------------------------------------------------------------------------------------
John D. Zeglis                                                              X                                                  X

-------------------------------------------------------------------------------------------

--------------------

* Chair

    AUDIT COMMITTEE. The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. Each year it recommends to the Board of Directors a firm of independent public accountants to serve as auditors with whom it discusses the scope and results of their audit, non-audit services, fees for services and their independence in servicing Sara Lee. The Audit Committee meets with Sara Lee's internal auditors to discuss the work they perform and also is informed by management and the independent public accountants about the adequacy of compliance with Sara Lee's existing major accounting and financial policies; procedures and policies relative to the adequacy of Sara Lee's internal accounting controls; and compliance with the Foreign Corrupt Practices Act of 1977 and other federal and state laws relating to accounting practices. The Audit Committee met three times during the year.

    BOARD AFFAIRS AND CORPORATE GOVERNANCE COMMITTEE. The Board Affairs and Corporate Governance Committee reviews and considers directorship policies and practices from time to time, screens and recommends candidates for director, and reviews the management succession plan and executive resources. The Board Affairs and Corporate Governance Committee met two times during the year. Candidates for director suggested by stockholders are considered by the Board Affairs and Corporate Governance Committee. Such suggestions, together with biographical information about the suggested candidate, should be submitted to the Secretary, Janet Langford Kelly, Sara Lee Corporation, Three First National Plaza, Chicago, Illinois 60602-4260.

    COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE. The Compensation and Employee Benefits Committee reviews and approves Sara Lee's compensation philosophy covering corporate officers and other key management employees; reviews the competitiveness of Sara Lee's total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all corporate officers and certain other executives; reviews and approves salary ranges for corporate officers and other key management employees; approves the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; approves and administers Sara Lee's employee benefit plans; and reviews and approves special hiring and severance arrangements with executive officers. None of the members is, or has ever been, an employee of Sara Lee. The Compensation and Employee Benefits Committee met two times during the year.

    EXECUTIVE COMMITTEE. The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board of Directors from time to time and exercises the authority of the Board between meetings of the Board of Directors. The Executive Committee did not meet during the year.

    EMPLOYEE AND PUBLIC RESPONSIBILITY COMMITTEE. The Employee and Public Responsibility Committee provides oversight and guidance in those areas concerning Sara Lee's obligations to its employees and to its major public constituencies, including its stockholders, customers, consumers and the communities in which Sara Lee operates. The Employee and Public Responsibility Committee met three times during the year.

    FINANCE COMMITTEE. The Finance Committee reviews the Corporation's financial policies and performs other duties as requested by the Board of Directors from time to time. The Finance Committee met three times during the year.

                              DIRECTOR COMPENSATION

    Directors who are Sara Lee employees receive no fees for their services as directors. Outside directors receive an annual retainer of $62,500 and an annual grant of options to purchase 5,000 shares of common stock (5,500 shares for chairs of committees of the Board). The exercise price of these options is equal to the fair market value of Sara Lee's common stock on the date of grant. The options expire after ten years. The options are generally not transferable, except for transfers to immediate family members. Outside directors may elect to receive common stock, options to purchase common stock, or a combination of stock and options, in lieu of all or a portion of their annual retainer. Directors do not receive any meeting or attendance fees. Directors are eligible to receive restoration stock options upon exercise of their stock options.

    Outside directors may elect to defer part or all of their annual retainer under a non-qualified, unfunded deferred compensation plan. Deferred amounts are invested, at the election of the director, in an interest-bearing account or a stock equivalent account. The amounts deferred, plus interest and any appreciation, are paid in cash on dates selected by the director.

    During the 1998 fiscal year, Sara Lee paid fees for legal services performed by the law firm of Sidley & Austin, of which Newton N. Minow is of counsel, and the law firm of Akin, Gump, Strauss, Hauer & Feld L.L.P., of which Vernon E. Jordan, Jr. is a senior partner.

    During the 1998 fiscal year, various subsidiaries of Sara Lee spent approximately $3.5 million to purchase truck trailers, parts and related services from Great Dane Limited Partnership, a partnership in which James S. Crown and members of his immediate family have an interest.

                 SARA LEE COMMON STOCK AND ESOP STOCK OWNERSHIP
                       BY DIRECTORS AND EXECUTIVE OFFICERS

    This table indicates how much common stock and ESOP Stock the executive officers and directors beneficially owned as of September 4, 1998. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

---------------------------------------------------------------------------------------------------------------
                                             SHARES OF COMMON           OPTIONS            NUMBER OF SHARES
                                            STOCK BENEFICIALLY        EXERCISABLE            OF ESOP STOCK
                  NAME                             OWNED             WITHIN 60 DAYS       BENEFICIALLY OWNED
---------------------------------------------------------------------------------------------------------------
Paul A. Allaire                                      21,188                  8,027

            ----------------------------------------------------------------------------------------
Frans H.J.J. Andriessen                               7,499                  8,754
            ----------------------------------------------------------------------------------------
John H. Bryan (1)(2)(3)                           1,331,846                901,341                   492
            ----------------------------------------------------------------------------------------
Duane L. Burnham (3)                                  9,681                 18,865
            ----------------------------------------------------------------------------------------
James R. Carlson (3)                                105,182                 96,147                   490
            ----------------------------------------------------------------------------------------
Charles W. Coker (1)                                 50,501                 14,150
            ----------------------------------------------------------------------------------------
James S. Crown                                        5,000                  8,364
            ----------------------------------------------------------------------------------------
Willie D. Davis                                      14,555                  5,000
            ----------------------------------------------------------------------------------------
Allen F. Jacobson (3)(4)                             12,692                  5,402
            ----------------------------------------------------------------------------------------
Vernon E. Jordan, Jr.                                13,106                 10,676
            ----------------------------------------------------------------------------------------
James L. Ketelsen                                    23,763                 27,099
            ----------------------------------------------------------------------------------------
Hans B. van Liemt                                     7,146                  6,699
            ----------------------------------------------------------------------------------------
Joan D. Manley                                       26,102                  5,000
            ----------------------------------------------------------------------------------------
C. Steven McMillan (1)(2)                           249,281                335,580                   492
            ----------------------------------------------------------------------------------------
Frank L. Meysman (2)(3)                             103,800                531,295
            ----------------------------------------------------------------------------------------
Newton N. Minow (1)(3)(4)                            66,850                  5,000
            ----------------------------------------------------------------------------------------
Sir Arvi H. Parbo (4)                                13,135                  5,000
            ----------------------------------------------------------------------------------------
Rozanne L. Ridgway                                    7,106                  6,680
            ----------------------------------------------------------------------------------------
Judith A. Sprieser (2)(3)                            71,280                157,989                   483
            ----------------------------------------------------------------------------------------
Richard L. Thomas (1)                               178,267                  5,500
            ----------------------------------------------------------------------------------------
John D. Zeglis                                        1,000                --
            ----------------------------------------------------------------------------------------
Directors and Executive Officers as a
 group (25 persons)                               2,633,069              2,444,757                 3,303

----------------------------------------------------------------------------------------

-------------------------

(1) Includes shares of common stock owned by relatives or held in trusts for the benefit of relatives with respect to which the named persons disclaim any beneficial interest.

(2) Includes restricted shares and restricted share units granted under Sara Lee's 1995 Long-Term Incentive Stock Plan (and predecessor plans) as described on page 12. Messrs. Bryan, McMillan and Meysman and Ms. Sprieser do not have any voting or investment power with respect to the 24,780, 12,500, 50,000 and 7,000 restricted share units held by them, respectively.

(3) Includes shares of common stock with respect to which the following directors and executive officers share voting and investment power with others: Mr. Bryan, 31,491 shares; Mr. Burnham, 9,681 shares; Mr. Carlson, 2,898 shares; Mr. Jacobson, 12,692 shares; Mr. Meysman, 3,117 shares; Mr. Minow, 64,718 shares and Ms. Sprieser, 28,768 shares.

(4) As noted previously, Allen Jacobson, Newton Minow and Sir Arvi Parbo are retiring and not standing for reelection.

    As of September 4, 1998, all directors and executive officers as a group beneficially owned 2,633,069 shares of common stock, or .57% of the outstanding shares of common stock, and 3,303 shares of ESOP Stock, or .08% of the outstanding shares of ESOP Stock. No person named in the table owns more than 1% of the outstanding shares of common stock or of the outstanding shares of ESOP Stock. Each share of ESOP Stock is convertible into four shares of common stock.

    As of September 1, 1998, State Street Bank & Trust Company of Boston, 200 Newport Avenue, North Quincy, Massachusetts 02171, as Trustee for the ESOP, held 4,126,299 shares of ESOP Stock (all of the outstanding shares of ESOP Stock), of which 1,714,146 shares (42%) were allocated to participant accounts and 2,412,153 shares (58%) were unallocated shares. Each Sara Lee employee who participates in the ESOP is entitled to direct the Trustee how to vote the shares allocated to his or her account as well as a proportionate share of unallocated or unvoted shares.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE ON EXECUTIVE
  COMPENSATION

    THE COMMITTEE:

    The Compensation and Employee Benefits Committee is comprised of directors who are not employees or former employees of Sara Lee. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Sara Lee's named executive officers whose compensation is shown in this proxy statement. To assist us in this process, we use the services of independent executive compensation consulting firms.

    GUIDING COMPENSATION PRINCIPLES:

    Sara Lee's executive compensation program is based upon the following principles. The program will:

    - support the attainment of Sara Lee's long and short-term strategic and financial objectives;

    - align executives' goals with our stockholders;

    - reward executives for continuous improvement in earnings per share and growth in stockholder value;

    - be competitive in comparison with Sara Lee's peer companies;

    - encourage significant ownership of Sara Lee stock; and

    - be performance-based with variable pay constituting a significant portion of total compensation.

    TYPES OF COMPENSATION:

    Sara Lee's executive compensation program consists of two main types of compensation:

    1. ANNUAL COMPENSATION which includes base salary and annual bonus incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial, strategic and non-financial objectives are accomplished.

    2. LONG-TERM COMPENSATION which includes stock options and restricted performance share awards. The value of these forms of compensation depends primarily upon the future value of Sara Lee stock.

    PEER GROUP:

    The companies used by Sara Lee for compensation comparisons consist of a select group containing many of the largest global consumer products companies. Many of these companies are represented in the Peer Composite index shown in the Performance Graph on page
14. This peer group is used for comparisons of all components of the compensation package.

    ANNUAL COMPENSATION:

    BASE SALARY. We determine the appropriateness of executives' salaries by considering the responsibilities of their positions, their individual performance and by reference to the median levels of salaries paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved during the preceding fiscal year.

    BONUS INCENTIVES. The annual bonus incentive for the named executive officers is the lesser of:

        1. An INCENTIVE POOL which is 1.5% of the net income in excess of that necessary to achieve a 10% return on average total common stockholders equity, with 30% of the incentive pool allocated to the Chairman and the remainder divided equally among the other named executive officers, or

        2. An amount which is based upon the achievement of performance goals, set at the beginning of each fiscal year, such as earnings per share, return on capital, operating profit and non-financial objectives including management development and diversity representation goals.

    PROJECT 2000:

    In September 1997, Sara Lee announced a major restructuring to reduce the degree of its vertical integration by selling low-return assets, divesting other non-core businesses and implementing global cost reduction programs. The proceeds from these activities are being and will be used to repurchase at least $3 billion in Sara Lee common stock by the end of fiscal 2000. This restructuring and deverticalization will give management the opportunity to concentrate on the greatest value-creating activities, which are developing and managing leading brands.

    As an incentive to successfully complete the restructuring and implement the deverticalization strategy, we approved stock options and restricted performance shares above the normal amount typically granted each year. These grants were made to provide additional incentives for management to carry out Sara Lee's Project 2000 initiatives, which represent a fundamental shift in the way in which Sara Lee runs its businesses. The grants made to the named executive officers and other senior executives are described in greater detail in the Long-Term Compensation section of this report and in the accompanying compensation tables.

    As a unifying event intended to focus attention on its Project 2000 initiatives, Sara Lee also made a broad-based stock option grant to approximately 50,000 of its employees around the world. This grant excluded all key executives participating in the executive stock option program. The terms of this grant may differ among the many countries in which participants reside. The typical grant was an option to purchase 100 shares of common stock, with an exercise price equal to the fair market value on the date of grant. The options expire in ten years.

    Sara Lee has already made significant strides in accomplishing its Project 2000 goals, such as the following:

    - Sold 10 yarn and textile plants;

    - Divested several non-core businesses such as the Douwe Egberts Van Nelle Tobacco Company, Sara Lee's European car care operations and its remaining interest in Electrolux Corporation; and

    - Repurchased 27.2 million shares of common stock with a cash outlay of approximately $1.5 billion.

    LONG TERM COMPENSATION:

    Under the 1995 Long-Term Incentive Stock Plan, we provide stock awards to Sara Lee's key executives in the form of stock options and restricted performance shares. These awards provide a strong incentive for the executives to maximize long-term stockholder value.

    STOCK OPTIONS. All stock options have an option price equal to the market value of Sara Lee's stock on the grant date. The maximum term of each grant is 10 years, except for executives living in the Netherlands, in which case for tax reasons the maximum term is five years. We set guidelines by executive level for the number of shares available for grant. The grants made in August 1997 to approximately 140 senior executives, including the named executive officers, were approximately three times the normal annual grant level and have an exercise price of $41.06, which was the fair market value of Sara Lee's common stock on the date of grant. In recognition of the size of these awards, these stock options were subject to vesting either upon the attainment of an average stock price of $60, over a twenty consecutive day period within three years of the grant date, or all vesting at one time on August 27, 2006. On April 2, 1998, the $60 price-test vesting requirement was met. However, these special stock options do not become exercisable any earlier than Sara Lee's normal stock options have in the past. Therefore, one-third of these special stock options become exercisable on each of the first three anniversary dates following the August 27, 1997 grant date.

    RESTRICTED PERFORMANCE SHARES. The Long-Term Performance Incentive Plan (LTPIP) provides annual grants of shares of common stock (i.e., restricted performance shares) to about 140 participants, including the named executive officers. These shares may be earned three years later based upon achievement of specific earnings per share and return on invested capital goals. Restricted performance shares were granted in August 1997 at the beginning of the three-year performance cycle covering fiscal years 1998-2000. Similar to the number of stock options granted, the restricted performance share grants in August 1997 were also approximately three times the normal annual grant guidelines. In recognition of the size of these awards, extraordinary performance goals were set. The LTPIP provides that no shares are earned for performance results at the "Threshold" level and as many as 125% of the original shares granted may be earned for "Outstanding" results.

    LTPIP participants residing in the Netherlands, such as Mr. Meysman, received special performance-based stock options in lieu of restricted performance shares for Dutch tax reasons.

    STOCK OWNERSHIP:

    We believe that it is important to align executives' interests with those of our stockholders. Sara Lee's executives have a substantial portion of their incentive pay based upon Sara Lee's stock performance. Because we strongly believe that our executives should have a meaningful stake in Sara Lee, stock ownership guidelines now apply to approximately 1,200 of Sara Lee's key executives. The ownership requirements range from a minimum of 1,000 to a maximum of 150,000 shares. Expressed as a percentage of salary, the ownership requirements range from a low of about 50% to a high of about 900% of annual salary for these executives.

    To assist in and encourage compliance with these ownership guidelines, Sara Lee has adopted Restoration Stock Options as a feature within its stock option program. Restoration Stock Options encourage executives to accumulate shares of Sara Lee stock for purposes of exercising their stock options. A Restoration Stock Option is granted when an executive uses currently owned shares to purchase stock option shares. A Restoration Stock Option is subject to the same terms and conditions as the original option it replaces, except that the Restoration Options' exercise price is equal to the fair market value of Sara Lee's common stock on the date the Restoration Stock Option is granted. In order to receive a Restoration Stock Option, the market value of Sara Lee's stock must be at least 25% greater than the exercise price of the original option on the date the option is exercised. A plan participant may receive Restoration Stock Options only twice in the same calendar year.

    CHIEF EXECUTIVE'S COMPENSATION:

    Mr. Bryan's base salary has been capped at $928,200 since 1995 as a part of Sara Lee's strategy to maximize the Company's tax deduction for executive compensation. The foregone value of Mr. Bryan's base salary increases and certain perquisites that were eliminated in 1995 are periodically replaced with restricted performance shares.

    We set specific financial, strategic and non-financial performance goals for Mr. Bryan at the beginning of fiscal year 1998. Basic earnings per share results accounted for 63% of his fiscal year 1998 goals. The remaining 37% were related to other corporate strategic and individual performance goals. Sara Lee's basic earnings per share in fiscal year 1998 (excluding the 1998 restructuring charge) of $2.32 represented a 13% increase over fiscal year 1997. Some of the other goals for which Mr. Bryan was responsible were the divestiture of non-core businesses, succession planning activities and the implementation of Sara Lee's restructuring program.

    Based upon our assessment of Mr. Bryan's and Sara Lee's performance during fiscal year 1998, he earned an annual bonus incentive payment of $1,819,272, which represents 196% of his base salary. This amount was below the maximum award possible under the annual bonus INCENTIVE POOL described above.

    On August 27, 1997, Mr. Bryan was granted a stock option to purchase 750,000 shares of Sara Lee common stock. This grant was subject to the $60 price-vesting test described earlier. Mr. Bryan was also granted 67,200 restricted performance shares under the 1998-2000 Long-Term Performance Incentive Plan. This grant contained 7,200 shares which were granted to replace foregone salary increases and perquisites that were eliminated in order to maximize Sara Lee's tax deduction of executive compensation under Section 162(m) of the Internal Revenue Code.

    TAX DEDUCTIBILITY OF COMPENSATION:

    The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure the maximum tax deduction possible under Section 162(m) of the tax code. However, we reserve the right to forego any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

    SUMMARY:

    We believe the compensation programs of Sara Lee are strategically integrated with the Company's business plan and are properly aligned with stockholders' best interests. The programs allow Sara Lee to attract, retain and motivate exceptional managers and reward them appropriately for exceptional results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Sara Lee competes. Sara Lee will continue to emphasize performance and equity-based incentive plans that reward increased stockholders' returns.

Charles W. Coker, Chair
James S. Crown
James L. Ketelsen
Hans B. van Liemt
Joan D. Manley
Rozanne L. Ridgway
Richard L. Thomas

PERFORMANCE GRAPH

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AS OF JUNE 30

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                              SARA LEE CORPORATION   PEER COMPOSITE    S&P 500
1993                                                                                           $100             $100       $100
1994                                                                                            $88              $94       $101
1995                                                                                           $121             $115       $128
1996                                                                                           $142             $140       $161
1997                                                                                           $186             $185       $217
1998                                                                                           $254             $228       $282
Assumes an investment of $100 on June 30, 1993, and the reinvestment of dividends.

Sara Lee has elected to utilize a weighted composite of the S&P Foods, Household Products and Textiles (Apparel) Manufacturers Indices because no single standardized industry index represents a comparable peer group. As of June 30, 1998, the three indices are comprised of the following companies: the S&P Foods Index -- Bestfoods, Campbell Soup Company, ConAgra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Group, Sara Lee Corporation, Unilever N.V., Wm. Wrigley Jr. Company; the S&P Household Products Index -- The Clorox Company, Colgate-Palmolive Company, Fort James Corporation, Kimberly-Clark Corporation, The Procter & Gamble Company; and the S&P Textiles (Apparel) Manufacturers Index -- Fruit of the Loom, Inc., Liz Claiborne, Inc., Russell Corp., VF Corporation. The returns on the Peer Composite index were calculated as follows: at the beginning of each fiscal year the amount invested in each S&P industry sector index was equivalent to the percentage of Sara Lee's operating profits in its food, household and body care and apparel businesses, respectively, for the preceding year. As a result, the investment allocation was re-weighted each year to reflect the profit percentage change that occurred in Sara Lee's business mix during the prior year.

SUMMARY COMPENSATION TABLE

    The table below shows the before-tax compensation for John H. Bryan, the Chairman and Chief Executive Officer of Sara Lee, and the four next highest compensated executive officers of Sara Lee.

                                                                                            LONG-TERM
                             ANNUAL COMPENSATION                                           COMPENSATION
                                                                                        AWARDS             PAYOUTS
                                                                                             SECURITIES
                                                                OTHER ANNUAL    RESTRICTED   UNDERLYING     LTIP       ALL OTHER
                               FISCAL      SALARY      BONUS    COMPENSATION      STOCK        OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR         ($)        ($)          ($)       AWARDS($)(1)    (#)(2)      ($)(3)       ($)(4)
John H. Bryan                      1998   $ 928,200  $1,819,272  $ 140,817(5)   $2,755,200    1,281,340   $ 117,843    $ 265,484
  Chairman of the Board            1997   $ 928,200  $1,241,468  $  89,128      $  400,000      604,591   $ 178,364    $  58,472
  and Chief Executive              1996   $ 928,200  $1,303,378  $  67,384      $  863,500    1,141,107          --    $  34,080
  Officer

C. Steven McMillan                 1998   $ 700,000  $1,021,300  $   6,870      $1,845,000      545,622   $  18,023    $ 145,714
  President and Chief              1997   $ 617,308  $ 661,754   $  31,821      $  208,000      214,533   $ 125,344    $  52,162
  Operating Officer                1996   $ 567,854  $ 610,443          --      $  412,500      161,918          --    $  39,140

Frank L. Meysman(6)                1998   $ 415,636  $ 476,069          --      $2,900,000      301,940          --           --
  Executive Vice                   1997   $ 398,050  $ 377,869   $  10,063              --       67,349          --           --
  President                        1996   $ 386,245  $ 359,961          --              --       63,000          --           --

James R. Carlson                   1998   $ 440,000  $ 399,877   $     708      $  984,000      204,093   $   2,884    $  79,571
  Senior Vice President            1997   $ 324,817  $ 266,025         863              --       47,237   $  45,124    $  26,575
                                   1996   $ 256,215  $ 198,874       3,000      $  123,750       26,432          --    $  21,782

Judith A. Sprieser                 1998   $ 393,846  $ 367,064          --      $  676,500      163,695   $  26,289    $  67,117
  Senior Vice President            1997   $ 364,539  $ 297,099   $     490      $   96,000       65,780   $  38,648    $  24,203
  and Chief Financial              1996   $ 314,288  $ 285,468         276      $  192,500       42,671          --    $  18,025
  Officer

-------------------------

(1) Market value of restricted performance shares of common stock on the date of grant. Dividends on the restricted performance shares awarded to each participant are escrowed during the period of the performance cycle. Dividends and interest on the escrowed dividends will be distributed at the end of the performance cycle in the same proportion as the restrictions on the restricted shares lapse. With the exception of Mr. Meysman, whose arrangement is described below, the restrictions lapse if, and only to the extent that, certain performance goals are met. To the extent the performance goals are not attained, the restricted shares, the escrowed dividends and interest will be forfeited. In the event of a change of control, the Compensation and Employee Benefits Committee may provide for the vesting of the restricted shares. As of June 26, 1998, the market value and aggregate number of all restricted shares held by Messrs. Bryan, McMillan, Meysman and Carlson and Ms. Sprieser were, respectively, $17,163,038 (303,100), $9,088,313 (160,500), $2,831,250 (50,000), $2,650,050
    (46,800) and $1,896,938 (33,500).

    On April 29, 1998, Mr. Meysman entered into a special retention arrangement with Sara Lee under which he received 50,000 restricted share units. Provided Mr. Meysman remains continually employed by Sara Lee until April 29, 2003 (the vesting date), then on the vesting date the restricted share units will vest and convert into shares of common stock and be distributed. Dividends and interest on those dividends are escrowed during the restriction period and will be paid in cash when the restricted share units are distributed. Mr. Meysman may elect to defer the distribution of some or all of the share units, dividend units and interest into Sara Lee's Deferred Compensation Plan.

(2) Represents options to purchase common stock granted pursuant to Sara Lee's stock option plans. Amounts reported in this column include Restoration Stock Options granted during fiscal years 1996, 1997 and 1998, as discussed on page 12.

(3) The amounts reported in this column for fiscal year 1998 represent the market values of incremental shares awarded on August 27, 1998 under the FY1996-1998 Long-Term Performance Incentive Plan based on the fiscal year 1996-98 performance cycle. These incremental shares are not included in the Restricted Stock Awards column for the 1996 fiscal year.

(4) The amounts reported in this column for fiscal year 1998 include (i) all amounts allocated to the following officers under the ESOP and a supplemental benefit plan (as discussed on page 19): Mr. Bryan, $262,469, Mr. McMillan, $120,221, Mr. Carlson, $54,800 and Ms. Sprieser, $57,202, (ii) interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred for prior periods by the following officers: Mr. Bryan, $3,015, Mr. McMillan, $2,100 and Mr. Carlson, $170, and (iii) premiums paid by Sara Lee in connection with universal life insurance policies which are owned by certain of the following officers: Mr. McMillan, $23,393, Mr. Carlson, $24,601 and Ms. Sprieser, $9,915.

(5) The amount reported for Mr. Bryan includes $67,249 for the personal use of corporate transportation.

(6) Mr. Meysman's compensation information contained in this Proxy Statement has been converted from Dutch guilders to U.S. dollars based upon an average foreign exchange rate.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table gives more information on stock options granted during the last fiscal year.

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR OPTION
                                                                                                        TERM
                                                    % OF TOTAL
                                                      OPTIONS
                            NUMBER OF SECURITIES    GRANTED TO
                                 UNDERLYING          EMPLOYEES    EXERCISE
                              OPTIONS GRANTED        IN FISCAL      PRICE     EXPIRATION       5% (3)         10% (3)
          NAME                     (#)(1)              YEAR        ($/SH)        DATE           ($)             ($)
John H. Bryan                  New Grant (2)
                                  750,000                 3.58 % $    41.06   08/28/2007      $19,355,748     $49,044,892
                            Restoration Options
                                   65,103                 0.31        57.34   07/03/1999          285,326         577,663
                                   99,731                 0.48        56.88   08/24/2004        2,161,371       4,984,962
                                   75,778                 0.36        56.88   08/30/2005        1,944,902       4,611,455
                                   50,391                 0.24        56.88   08/28/2006        1,500,135       3,656,404
                                   19,980                 0.10        56.88   08/25/2003          358,270         804,578
                                   64,448                 0.31        56.88   07/01/2002          892,417       1,944,917
                                   19,393                 0.09        56.88   11/30/1998           48,362          96,446
                                   41,585                 0.20        56.88   07/03/1999          175,692         355,348
                                   48,371                 0.23        56.88   07/03/1999          204,362         413,336
                                   7,146                  0.03        56.88   11/30/1998           17,820          35,539
                                   39,414                 0.19        56.88   08/25/2003          706,750       1,587,169
C. Steven McMillan             New Grant (2)
                                  375,000                 1.79 % $    41.06   08/28/2007       $9,677,874     $24,522,446
                            Restoration Options
                                   26,986                 0.13        51.44   07/03/1999          115,720         235,028
                                   17,216                 0.08        51.44   08/24/2004          347,764         805,823
                                   19,707                 0.09        51.44   08/30/2005          469,863       1,119,372
                                   12,711                 0.06        51.44   07/01/2002          166,052         363,506
                                   7,675                  0.04        51.44   07/01/2002          100,264         219,488
                                   15,512                 0.07        60.91   08/24/2004          339,575         776,425
                                   1,731                  0.01        60.91   07/01/2002           23,616          51,043
                                   14,164                 0.07        60.91   08/25/2003          254,218         566,073
                                   24,500                 0.12        60.91   08/28/2006          745,462       1,800,647
                                   10,326                 0.05        60.91   07/03/1999           36,143          72,537
                                   4,959                  0.02        60.91   11/30/1998            8,309          16,443
                                   12,929                 0.06        60.91   01/28/2003          203,962         447,446
                                   2,206                  0.01        60.91   08/25/2003           39,594          88,164
Frank L. Meysman                 New Grant
                                 75,000(2)                0.36 % $    41.81   08/13/2002        $ 866,885      $1,915,726
                                 150,000(2)               0.72        41.06   08/28/2002        3,871,150       9,808,978
                                   60,000                 0.29        41.06   08/28/2002          681,068       1,505,089
                            Restoration Options
                                   16,211                 0.08        60.13   06/02/2003          269,477         595,515
                                    729                   0.00        60.13   06/02/2003           12,118          26,780

                                                                                                  POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED ANNUAL
                                                                                                  RATES OF STOCK PRICE
                                                                                                APPRECIATION FOR OPTION
                                                                                                          TERM
                                                         % OF TOTAL
                                                           OPTIONS
                                 NUMBER OF SECURITIES    GRANTED TO
                                      UNDERLYING          EMPLOYEES    EXERCISE
                                   OPTIONS GRANTED        IN FISCAL      PRICE     EXPIRATION     5% (3)       10% (3)
            NAME                        (#)(1)              YEAR        ($/SH)        DATE          ($)          ($)
James R. Carlson                    New Grant (2)
                                       130,000                 0.62 % $    41.06   08/28/2007    $3,354,996   $8,501,115
                                 Restoration Options
                                        7,798                  0.04        53.44   07/01/2002       105,273      230,323
                                        7,826                  0.04        53.44   07/03/1999        34,380       69,788
                                        6,479                  0.03        53.44   07/03/1999        28,462       57,776
                                        6,061                  0.03        53.44   07/03/1999        26,626       54,049
                                        2,854                  0.01        53.44   11/30/1998         7,862       15,734
                                        1,771                  0.01        53.44   12/02/1997           165          322
                                        2,962                  0.01        53.44   08/25/2003        51,437      115,974
                                        6,608                  0.03        59.69   08/25/2003       115,680      257,440
                                        13,087                 0.06        59.69   08/24/2004       279,615      638,956
                                        10,002                 0.05        59.69   08/30/2005       254,921      598,743
                                        8,645                  0.04        59.69   08/28/2006       256,946      620,269
Judith A. Sprieser                  New Grant (2)
                                       120,000                 0.57 % $    41.06   08/28/2007    $3,096,920   $7,847,183
                                 Restoration Options
                                        3,870                  0.02        49.75   07/03/1999        17,533       35,735
                                        1,511                  0.01        49.75   01/28/2003        22,477       50,139
                                        2,631                  0.01        49.75   07/03/1999        11,920       24,294
                                        5,838                  0.03        49.75   07/01/2002        76,350      167,766
                                         519                   0.00        49.75   07/01/2002         6,787       14,914
                                         729                   0.00        49.75   11/30/1998         2,182        4,384
                                         279                   0.00        49.75   11/30/1998           835        1,678
                                         264                   0.00        49.75   07/03/1999         1,196        2,438
                                        1,218                  0.01        49.75   07/03/1999         5,518       11,247
                                        6,903                  0.03        59.75   08/30/2005       180,932      426,909
                                        9,813                  0.05        59.75   08/24/2004       216,393      496,703
                                        10,120                 0.05        59.75   01/26/2005       240,494      558,376
                                                                                                      $16.4        $41.6
All Stockholders                         N.A.                  N.A.         N.A.         N.A.       billion      billion

(1) The table includes both new options and Restoration Stock Options granted upon the exercise of existing options. The grant of a Restoration Stock Option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a Restoration Stock Option (as described on page 12) does not result in an increase in the total combined number of shares and options held by an employee. The options shown in the table are generally not transferable, except for transfers to immediate family members.

(2) Exercise price equals 100% of the fair market value of the common stock on the date of grant and may be exercised within 10 years, except for Mr. Meysman, whose options may be exercised within five years due to Dutch tax laws. As noted in the report of the Compensation and Employee Benefits Committee of the Board of Directors, on April 2, 1998, the options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant, except that Mr. Meysman's options are exercisable immediately due to Dutch tax laws. In the event of a change of control of Sara Lee, the Compensation and Employee Benefits Committee may provide for appropriate adjustments, including acceleration of vesting.

(3) The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the rules of the Securities and Exchange Commission. These growth rates are not intended by Sara Lee to forecast future appreciation, if any, of the price of common stock, and Sara Lee expressly disclaims any representation to that effect.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table shows the number and value of stock options (exercised and unexercised) for Messrs. Bryan, McMillan, Meysman and Carlson and Ms. Sprieser during the last fiscal year.

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS       IN-THE- MONEY OPTIONS AT
                                                            AT FISCAL YEAR-END (#)     FISCAL YEAR-END ($) (1)
                                 SHARES
                               ACQUIRED ON      VALUE
NAME                           EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
John H. Bryan                     727,923    1$6,927,561     466,237     1,001,771     $      --    $16,505,653
C. Steven McMillan                238,293     5,907,497      150,580       554,661     1,444,799      8,252,826
Frank L. Meysman                   42,734     1,594,833      456,295            --     8,578,984             --
James R. Carlson                  103,140     2,968,732       33,980       198,843       108,226      2,805,819
Judith A. Sprieser                 62,006     1,862,920       62,152       192,504     1,232,409      3,046,618

(1) Calculated based on the share price of common stock on June 26, 1998 (the last business day of the fiscal year) of $56.63 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option exceeds the exercise price.

EMPLOYMENT AGREEMENTS

    Mr. Meysman has employment agreements with Sara Lee and Sara Lee/DE N.V., a subsidiary of Sara Lee (Sara Lee/DE). Under the agreements, Mr. Meysman currently receives an annual base salary of 880,000 Dutch guilders (which is approximately $440,000). Mr. Meysman also participates in Sara Lee's annual short-term incentive plans, long-term incentive plans and deferred compensation plans on a basis commensurate with other officers of Sara Lee. Mr. Meysman's agreement with Sara Lee may be terminated at any time. Mr. Meysman's agreement with Sara Lee/DE generally may be terminated upon six months' prior notice, at which time his participation in Sara Lee's plans ceases. Generally, if Mr. Meysman's employment is terminated without cause, he is entitled to severance equal to at least one year's salary plus other benefits which are described below in the description of Sara Lee's severance plans. If Mr. Meysman's employment is terminated at the option of Sara Lee/DE after age 57 1/2, or at his option after age 60, he will be paid 90% of his base salary for the first year following such termination of employment and 80% of his base salary for each year thereafter until he reaches age 62, subject to reduction under certain circumstances. In April, 1998 Mr. Meysman was awarded 50,000 restricted share units which will remain restricted until April, 2003, at which time the restricted share units vest provided Mr. Meysman remains continually in the employ of Sara Lee.

SEVERANCE PLANS

    Sara Lee has a severance policy for all corporate officers of Sara Lee. The policy provides that if an officer's employment is terminated without cause, the officer will receive between 12 and 24 months of salary as severance payments. The amount of actual severance payments depends on the officer's position, length of service and age. Officers also receive a partial payment under the incentive plans applicable to the fiscal year in which the termination occurs. The terminated officer's participation in Sara Lee's insurance plans, except for disability insurance (which ends on the date of termination of employment), will continue for the same number of months for which he or she is receiving severance payments. At the discretion of the Chief Executive Officer of Sara Lee, the severance payments may be increased by up to six months' salary, if the terminated officer is 50 years of age or older, or up to three months' salary, if the terminated officer is 40 to 49 years of age. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

RETIREMENT PLANS

    The following table shows the approximate annual pension benefits payable under Sara Lee's qualified pension plan, as well as a nonqualified supplemental benefit plan. The compensation covered by the pension program is based on an employee's annual salary and bonus. The amounts payable under the pension program are computed on the basis of a straight-life annuity and are not subject to deduction for Social Security benefits or other amounts. Benefits accrued under a defined benefit supplemental plan with present values exceeding $100,000 for participants age 55 and older and $300,000 for participants who have not yet attained the age of 55 are funded with periodic payments by Sara Lee to individual trusts established by the participants.

            ESTIMATED ANNUAL NORMAL RETIREMENT PENSION
            BASED UPON THE INDICATED CREDITED SERVICE
  FINAL
 AVERAGE
COMPENSATION 10 YEARS  15 YEARS   25 YEARS   35 YEARS
$ 750,000   $ 131,250  $ 196,875  $ 328,125  $ 459,375
 1,000,000    175,000    262,500    437,500    612,500
 1,250,000    218,750    328,125    546,875    765,625
 1,500,000    262,500    393,750    656,250    918,750
 1,750,000    306,250    459,375    765,625  1,071,875
 2,000,000    350,000    525,000    875,000  1,225,000
 2,250,000    393,750    590,625    984,375  1,378,125
 2,500,000    437,500    656,250  1,093,750  1,531,250
 2,750,000    481,250    721,875  1,203,125  1,684,375

    As of September 1, 1998, Messrs. Bryan, McMillan and Carlson and Ms. Sprieser had 24, 20, 25 and 11 years of credited service, respectively, under the pension plan and Mr. Bryan has additional accrued benefits under a predecessor pension plan of a company acquired by Sara Lee. Mr. Meysman has 8 years of credited service under the pension plans of Sara Lee/DE N.V., a subsidiary of Sara Lee. He does not participate in Sara Lee's pension plans.

  PROPOSAL TO AMEND SARA LEE'S CHARTER TO INCREASE THE TOTAL
              NUMBER OF AUTHORIZED SHARES AND THE NUMBER OF SHARES
                 OF COMMON STOCK AND TO REDUCE THE PAR VALUE OF
                                THE COMMON STOCK

    The Board of Directors recommends that Sara Lee's Charter be amended to increase the total number of authorized shares of stock from 613,500,000 to 1,213,500,000 and the number of authorized shares of common stock from 600,000,000 to 1,200,000,000.

    Sara Lee is presently authorized by its Charter to issue up to 600,000,000 shares of common stock, par value $1.33 1/3 per share. As of September 1, 1998, 458,598,930 shares of common stock were issued and outstanding, and thus only 141,401,070 shares remain available for issuance. Consequently, under certain circumstances, Sara Lee may not be able to issue additional shares of common stock if necessary for acquisitions, financing transactions, stock splits in the form of stock dividends or for other corporate purposes without first obtaining the approval of its stockholders. Sara Lee has split its common stock several times, most recently in 1992, by means of a stock dividend, resulting in the issuance of additional shares of common stock. The proposed increase in the number of authorized shares of common stock will afford Sara Lee additional flexibility to take advantage of business and financial opportunities without the delay and expense of seeking stockholders' approval for the authorization of additional stock.

      The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. Except for certain transactions involving the issuance of stock for which the New York Stock Exchange rules require prior stockholder approval in order to list or maintain a listing of such stock on the Exchange, and except for certain transactions requiring stockholder approval under the Maryland General Corporation Law, the Board of Directors may approve the issuance of authorized shares of common stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the stockholders.

    Other than for the possibility of issuing new shares of common stock under Sara Lee's stock option or benefit plans, Sara Lee has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized common stock.

    The Board of Directors has also proposed to amend Sara Lee's Charter to decrease the par value of each share of common stock from $1.33 1/3 to $.01. A nominal par value of $.01 per share is consistent with the practice of many other publicly held corporations.

    Under the laws of the State of Maryland, where Sara Lee is incorporated, par value per share has no substantive legal significance other than in connection with the calculation of fees for filing certain charter documents with the State of Maryland. By decreasing the par value per share of common stock from $1.33 1/3 to $.01, Sara Lee will realize a small savings in such fees in the future. In addition, if the par value is decreased, approximately $609 million will be moved from common stock to capital surplus on Sara Lee's balance sheet. Total common stockholders' equity as shown on the balance sheet will not change.

    The Board of Directors believes that reducing the par value of the common stock to $.01 per share will have no effect on the business operations of Sara Lee.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO SARA LEE'S CHARTER TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK TO 1,213,500,000 AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1,200,000,000 AND TO REDUCE THE PAR VALUE OF THE COMMON STOCK TO $.01 PER SHARE.

  PROPOSAL TO APPROVE THE 1998 LONG-TERM INCENTIVE STOCK PLAN

GENERAL

    The Board of Directors is proposing for stockholder approval the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan (the 1998 Plan). The Board recommends the approval of the 1998 Plan to replace the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan (the 1995 Plan), which was adopted by the stockholders on October 26, 1995. The primary purposes of the 1998 Plan are (i) to promote the interests of Sara Lee and its stockholders by strengthening Sara Lee's ability to attract and retain highly competent individuals to serve as officers and other key employees and (ii) to provide a means to encourage stock ownership and proprietary interest by officers and key employees in Sara Lee. Under the 1998 Plan, Sara Lee may grant stock options, stock appreciation rights
(SARs) or stock awards, as discussed in greater detail below. Awards may be granted singly, in combination or in tandem and may be evidenced by an agreement that sets forth the terms, conditions and limitations of such award. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other compensation plan of Sara Lee, including the plan of any entity acquired by (or whose assets are acquired by) Sara Lee. All Sara Lee employees are eligible to participate in the 1998 Plan. Currently, approximately 1300 employees participate in the 1995 Plan. The closing price per share of Sara Lee common stock on September 8, 1998 was $52.63. Reference is made to Exhibit A to this Proxy Statement for the complete text of the 1998 Plan, which is summarized below.

DESCRIPTION OF THE 1998 PLAN

ADMINISTRATION

    The 1998 Plan will be administered by the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors (the Committee), which Committee shall consist of at least three members who may be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the Exchange Act) and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the Code).

    The 1998 Plan is intended to provide participants with stock-based incentive compensation that is not subject to the deduction limitations under Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to Sara Lee's chief executive officer and Sara Lee's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors;" (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of Sara Lee's stockholders; and (iii) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Committee will consist solely of "outside directors" for purposes of Section 162(m) of the Code. As a result, and based on regulations issued by the United States Department of the Treasury, certain compensation under the 1998 Plan, such as that payable with respect to stock options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 1998 Plan, such as any restricted stock award which is not subject to a performance condition to vesting, may be subject to such limit.

    Subject to the express provisions of the 1998 Plan, the Committee will have broad authority to administer and interpret the 1998 Plan as it deems necessary and appropriate. This authority includes, but is not limited to, selecting award recipients, establishing award terms and conditions, adopting procedures and regulations governing awards, and making all other determinations necessary or advisable for the administration of the 1998 Plan. The Committee may provide for the transferability of an Award, including transfers to immediate family members of a participant. However, the Committee will not have the authority to cancel outstanding stock options or SARs for the purpose of replacing or regranting such awards with a purchase price that is less than the purchase price of the original stock option or SAR. Except with respect to grants to persons who are subject to Section 16 of the Exchange Act, or who are or are likely to be "covered employees" within the meaning of Section 162(m) of the Code, the Committee may delegate some or all of its authority to administer the 1998 Plan to the Chairman and Chief Executive Officer or another executive officer of Sara Lee.

AVAILABLE SHARES

    The 1998 Plan authorizes the issuance of up to 30,000,000 shares of common stock, plus the number of shares available under the 1995 Plan, which are not subject to awards under the 1995 Plan, reduced by the number of shares which become subject to outstanding awards under the 1998 Plan; provided, that the number of shares subject to awards that are granted in substitution of awards issued by an entity acquired by (or whose assets are acquired by) Sara Lee will not reduce the number of shares available under the 1998 Plan. To the extent shares subject to outstanding awards under the 1998 Plan or the 1995 Plan are not issued by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the tendering or withholding of shares of common stock to pay all or a portion of the purchase price, or to satisfy all or a portion of the tax withholding obligations relating to such award, and to the extent shares are purchased by Sara Lee with the amount of cash obtained upon the exercise of options granted under the 1998 Plan or the 1995 Plan, then such shares of common stock will again be available under the 1998 Plan. In the event of a stock dividend, stock split, merger, consolidation, recapitalization, spin-off or other similar change or event, the number of available shares will be adjusted, as the Committee in its discretion may deem appropriate.

    The aggregate number of shares of common stock that may be used in settlement or payment of stock awards or issued upon exercise of "incentive stock options" within the meaning of Section 422 of the Code is 10,000,000. The maximum number of shares for which awards may be granted to any person in any calendar year is 1,000,000 (2,000,000 with respect to the calendar year in which such person begins service as Chief Executive Officer of Sara Lee); provided that such limit shall not include Restoration Options, which are described under "Stock Options" below. The maximum number of shares for which Restoration Options may be granted to any person in any calendar year is 4,000,000.

CHANGE OF CONTROL

    In the event that (i) a person (subject to certain exceptions) becomes the beneficial owner of 20% or more of the voting power of Sara Lee's outstanding stock which may be voted on all matters submitted to stockholders generally,
(ii) individuals who immediately after the 1998 Annual Meeting constitute the Board of Directors, and any new director whose nomination for election or election is recommended or approved by a majority of the directors who were directors immediately after the 1998 Annual Meeting or whose nomination or election was previously so recommended or approved, cease to constitute a majority of the Board of Directors or (iii) the stockholders approve a reorganization, merger or consolidation or Sara Lee sells or disposes of all or substantially all of its property and assets (unless Sara Lee's stockholders receive 50% or more of the voting power of the resulting entity) or Sara Lee liquidates or dissolves, or in contemplation of any such event, the Committee may make appropriate adjustments (including acceleration of vesting and settlements of or substitutions for awards).

EFFECTIVE DATE, TERMINATION AND AMENDMENT

    If approved by stockholders, the 1998 Plan will become effective as of the date of such approval and will terminate when shares of common stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1998 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of common stock available under the 1998 Plan or
(ii) effect any change inconsistent with Section 422 of the Code.

STOCK OPTIONS

    A stock option represents the right to purchase a specified number of shares of common stock during a specified period, typically up to ten years, as determined by the Committee. The purchase price per share for each stock option may not be less than 100% of the fair market value on the date of grant; provided, that a stock option granted in substitution of an award granted by an entity acquired by (or whose assets are acquired by) Sara Lee may be granted with a purchase price that preserves the economic value of the award and with respect to a stock option granted retroactively in substitution for an SAR, the purchase price per share may be the fair market value on the grant date of the SAR. A stock option may be in the form of an incentive stock option or a non-qualified stock option. The shares covered by a stock option may be purchased, in accordance with the applicable award agreement, by cash payment or other method permitted by the Committee, including (i) tendering (or attesting to ownership of) shares of common stock, (ii) authorizing third party exercise transactions, or (iii) any combination of the above. The Committee may grant stock options that provide for the grant of a Restoration Option if the exercise price and related tax obligations are satisfied by tendering (or attesting to ownership of) shares of common stock to, or having shares withheld by, Sara Lee. The Restoration Option would cover the number of shares of common stock tendered or withheld, would have an option purchase price set at the fair market value as of the date of exercise of the original stock option, and would have a term equal to the remaining term of the original stock option.

SARS

    An SAR represents a right to receive a payment, in cash, shares of common stock or a combination, equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. However, if an SAR is granted retroactively in substitution for a stock option, the fair market value may be the fair market value on the date the stock option was granted.

STOCK AWARDS

    A stock award represents an award made in or valued, in whole or in part, by reference to shares of common stock. All or part of a stock award may be payable in shares of common stock and may be subject to conditions and restrictions established by the Committee. Such conditions may include, but are not limited to, continuous service with Sara Lee and its subsidiaries and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting stock awards contingent on performance goals consist of total stockholder return, net sales, operating income, income before taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios, including return on invested capital, return on equity and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on corporation or business unit performance, or on comparative performance with other companies.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 1998 Plan.

    A participant will not recognize taxable income at the time a stock option is granted and Sara Lee will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Sara Lee will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Sara Lee will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and Sara Lee will be entitled to a corresponding deduction.

    A participant will not recognize taxable income at the time SARs are granted and Sara Lee will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Sara Lee. This amount is deductible by Sara Lee as compensation expense.

    A participant will not recognize taxable income at the time restricted stock is granted and Sara Lee will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and Sara Lee will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

    A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time bonus stock (i.e., stock not subject to restriction) is granted in an amount equal to the then fair market value of such stock. This amount is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

    A participant will not recognize taxable income at the time performance restricted units are granted and Sara Lee will not be entitled to a tax deduction at such time. Upon the settlement of units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Sara Lee. This amount is deductible by Sara Lee as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SARA LEE CORPORATION 1998 LONG-TERM INCENTIVE STOCK PLAN.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the independent public accountants of Sara Lee for its fiscal year ending July 3, 1999. The Board seeks to have the stockholders ratify the appointment of Arthur Andersen. Arthur Andersen, which has served as the independent public accountants of Sara Lee since 1965, follows a policy of rotating the partner in charge of Sara Lee's audit every seven years. Sara Lee paid Arthur Andersen approximately $9,067,000 for audit and audit related fees during the past fiscal year. Representatives of Arthur Andersen will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Arthur Andersen is not ratified by the stockholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1999.

                                OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Due to an administrative oversight, James S. Crown, a director of Sara Lee, failed to file one Form 4 on a timely basis with the Securities and Exchange Commission to report his acquisition of 5,000 shares of common stock. The purchase was reported immediately upon discovery of the oversight.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    Sara Lee's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must generally be given in writing to the Secretary of Sara Lee at the principal executive office of Sara Lee not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 1999 annual meeting must be received by the Secretary after the close of business on July 30, 1999 and on or prior to the close of business on August 31, 1999. Proposals should be mailed to Sara Lee Corporation, to the attention of Sara Lee's Secretary, Janet Langford Kelly, Three First National Plaza, Chicago, Illinois 60602-4260. A copy of the Bylaws may be obtained from Janet Langford Kelly, Sara Lee's Secretary, by written request to the same address.

    In addition, if you wish to have your proposal considered for inclusion in Sara Lee's 1999 Proxy Statement, we must receive it on or before Monday, May 25, 1999.

SARA LEE'S FORM 10-K

    A copy of Sara Lee's Annual Report on Form 10-K for the fiscal year ended June 27, 1998, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Sara Lee Corporation, to the attention of the Investor Relations and Corporate Affairs Department, Three First National Plaza, Chicago, Illinois, 60602-4260.

EXPENSES OF SOLICITATION

    This solicitation is being made by mail, but may also be made by telephone or in person by Sara Lee officers and employees (without additional compensation). In addition, we have hired Morrow & Co., Inc. for $14,000 plus associated costs and expenses, to assist in the solicitation. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                                                                       EXHIBIT A

                                     [LOGO]

                 ---------------------------------------------

                      1998 LONG-TERM INCENTIVE STOCK PLAN
                 ---------------------------------------------

                              ARTICLE I -- PURPOSES

    The purposes of the Sara Lee Corporation 1998 Long-Term Incentive Stock Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract and retain highly competent officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The 1998 Long-Term Incentive Stock Plan is intended to provide plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.

                            ARTICLE II -- DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    a. "AWARD" means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

    b.  "BOARD" means the Board of Directors of Sara Lee Corporation.

    c. "COMMITTEE" means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more members of the Board of Directors who may be "non-employee directors" under Rule 16b-3 of the Exchange Act and "outside directors" under
Section 162(m) of the Code.

    d. "CORPORATION" means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation, and its subsidiaries.

    e.  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    f. "FAIR MARKET VALUE" means the average of the highest and lowest sale prices of a Share on the New York Stock Exchange Composite Transactions Tape on the date of determination, provided that if there should be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be the average of the highest and lowest sale prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

    g. "INCENTIVE STOCK OPTION" means a stock option that complies with Section 422 of the Code, or any successor law.

    h. "NON-QUALIFIED STOCK OPTION" means a stock option that does not meet the requirements of Section 422 of the Code, or any successor law.

    i. "OPTION" means an option awarded under Article VI to purchase Shares. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

    j. "PARTICIPANT" means any employee of the Corporation, person expected to become an employee of the Corporation, or former employee of the Corporation for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan, designated by the Committee as eligible to receive an Award or Awards under the Plan.

    k. "PLAN" means this Sara Lee Corporation 1998 Long-Term Incentive Stock Plan, as amended and restated from time to time.

    1. "PRIOR PLAN" means the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as amended and restated from time to time.

    m. "SAR" means a stock appreciation right.

    n.  "SHARES" means shares of the Corporation's common stock.

    o.  "STOCK AWARD" means an Award made under Article VI in Shares.

    The term "CHANGE OF CONTROL" has the meaning set forth in Article X.

                   ARTICLE III -- EFFECTIVE DATE AND DURATION

    The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Board, the Plan shall expire when Shares are no longer available for the grant, exercise or settlement of Awards.

                          ARTICLE IV -- ADMINISTRATION

    The Committee shall be responsible for administering the Plan, and shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with a purchase price that is less than the purchase price of the original Option or SAR. All decisions made by the Committee shall be final and binding on all persons.

    The Committee may delegate some or all of its power to the Chairman and Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

                          ARTICLE V -- AVAILABLE SHARES

    a. LIMITATIONS -- Subject to Article V(b) of the Plan, the aggregate number of Shares which may be issued under the Plan shall be 30,000,000 Shares plus the number of Shares available under the Prior Plan which are not subject to awards under the Prior Plan, reduced by the aggregate number of Shares which become subject to outstanding Awards; provided, that the number of Shares subject to Awards that are granted in substitution of an option or other award (a "Substitute Award") issued by an entity acquired by (or whose assets are acquired by) the Corporation shall not reduce the number of Shares available under the Plan. To the extent that Shares subject to an outstanding Award or an award under the Prior Plan are not issued by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the tendering or withholding of Shares to pay all or a portion of the purchase price, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, and to the extent Shares are purchased by the Corporation with the amount of cash obtained upon the exercise of Options or options granted under the Prior Plan, then such Shares shall again be available under the Plan.

    The aggregate number of Shares that may be used in settlement or payment of Stock Awards or that may be issued upon exercise of Incentive Stock Options is 10,000,000. The number of Shares for which Awards may be granted to any person in any calendar year shall not exceed 1,000,000; provided, that such limit shall be 2,000,000 with respect to the calendar year in which such person begins service as the Chief Executive Officer of the Corporation; and provided, further, that neither limit shall include any Restoration Options and the number of Shares for which Restoration Options may be granted to any person in any calendar year shall not exceed 4,000,000. Issued Shares shall consist of authorized and unissued Shares and no fractional Shares shall be issued. Cash may be paid in lieu of any fractional Shares in settlement of Awards.

    b. ADJUSTMENTS -- In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Corporation to stockholders, or any other similar change or event, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number and class of securities available under the Plan, the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Award, the Corporation shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such Award.

                              ARTICLE VI -- AWARDS

    a. GENERAL -- The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other compensation plan of the

Corporation including a plan of any entity acquired by (or whose assets are acquired by) the Corporation. The types of Awards that may be granted under the Plan are:

        (i) OPTIONS -- An Option shall represent the right to purchase a specified number of Shares during a specified period up to ten years as determined by the Committee. The purchase price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant; provided, that a Substitute Award may be granted with a purchase price per Share that is intended to preserve the economic value of the award which the Substitute Option replaced. If an Option is granted retroactively in substitution for an SAR, the Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the SAR. An Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a Restoration Option ("Restoration Options") if the exercise price and tax withholding obligations are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Corporation. The Restoration Option would cover the number of Shares tendered or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

        (ii) SARS -- An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the grant date of the SAR as set forth in the Award agreement, except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the grant date of the Option.

       (iii) STOCK AWARDS -- A Stock Award shall represent an Award made in or valued in whole or in part by reference to Shares, such as performance shares or units or phantom shares or units. Stock Awards may be payable in whole or in part in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement or other plan or document, which may include, but are not limited to, continuous service with the Corporation, and/or the achievement of one or more performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholder return, net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios, including return on invested capital, return on equity and return on investment, cash flows, market share or cost reduction goals. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on Corporation or business unit performance, or based on comparative performance with other companies.

                ARTICLE VII -- DIVIDENDS AND DIVIDEND EQUIVALENTS

    The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

                 ARTICLE VIII -- PAYMENTS AND PAYMENT DEFERRALS

    Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

                          ARTICLE IX -- TRANSFERABILITY

    Unless otherwise specified in an Award agreement, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, or pursuant to an agreement between a Participant and the Corporation, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

                         ARTICLE X -- CHANGE OF CONTROL

    Either in contemplation of or in the event of a Change of Control (as defined below), the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of or substitutions for Awards either at the time an Award is granted or at a subsequent date).

    A "Change of Control" shall occur when:

        (a) a "Person" (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors of the Corporation (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities; or

        (b) the stockholders of the Corporation approve a reorganization, merger or consolidation or the Corporation sells, or otherwise disposes of, all or substantially all of the Corporation's property and assets, or the Corporation liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent of the combined voting power of the voting securities of the Corporation or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

        (c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

    The term "Continuing Director" means (i) any member of the Board who is a member of the Board immediately after the 1998 annual meeting of stockholders, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                         ARTICLE XI -- AWARD AGREEMENTS

    Awards may be evidenced by an agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

                            ARTICLE XII -- AMENDMENTS

    The Board may amend the Plan at any time as it deems necessary or appropriate, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would increase the maximum number of Shares available under the Plan (subject to Article V(b)), or effect any change inconsistent with
Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder. The Board may suspend the Plan or discontinue the Plan at any time; provided, that no such action shall adversely affect any outstanding Award.

                    ARTICLE XIII -- MISCELLANEOUS PROVISIONS

    a. EMPLOYMENT RIGHTS -- The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    b. GOVERNING LAW -- Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

    c. SEVERABILITY -- In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

    d. WITHHOLDING -- The Corporation shall have the right to withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required.

    e. EFFECT ON OTHER PLANS OR AGREEMENTS -- Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

    f. FOREIGN EMPLOYEES -- Without amending the Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operates or has employees.


                                                        SARA LEE CORPORATION
              PLEASE MARK YOUR VOTE IN ONE OF THE OVALS FOR EACH PROPOSAL IN THE FOLLOWING MANNER USING DARK INK [X]

[                                                                                                                             ]
                                For    Withheld   For All Except
                                All    As to All     as noted                                              For  Against   Abstain
                                [ ]      [ ]           [ ]                                                 [ ]    [ ]       [ ]

1. Election of Directors                                     2. Approval of amendment of the Corporation's
   01-P.  Allaire    02-F.  Andriessen  03-J.  Bryan            charter to increase the total number of
   04-D.  Burnham    05-C.  Coker       06-J.  Crown            authorized shares of stock and the number
   07-W.  Davis      08-V.  Jordan, Jr. 09-J.  Ketelsen         of authorized shares of common stock and
   10-H.  van Liemt  11-J.  Manley      12-C.  McMillan         decrease the par value per share of the
   13-F.  Meysman    14-R.  Ridgway     15-J.  Sprieser         common stock.
   16-R.  Thomas     17-J.  Zeglis
                                                                                                        For  Against   Abstain
To withhold as to less than all nominees, strike through                                                [ ]    [ ]       [ ]
the names of one or more nominees.                           3. Approval of the 1998 Long-Term
                                                                Incentive Stock Plan.

                                                                                                        For  Against   Abstain
                                                                                                        [ ]    [ ]       [ ]
                                                             4. Ratification of the appointment
                                                                of Arthur Andersen LLP as independent
                                                                public accountants for the fiscal year
                                                                ending July 3, 1999.

                                                                To vote and otherwise represent the undersigned on any other matter
THE BOARD OF DIRECTORS RECOMMENDS A                             which may properly come before the meeting or any adjournment or
VOTE FOR PROPOSALS 1, 2, 3 AND 4                                postponement thereof in the discretion of the Proxy holder.

Dated                                           , 1998          Each of the foregoing proposals is more fully described in the
    -------------------------------------------                 accompanying Proxy Statement.

------------------------------------------------
                    Signature(s)

NOTE: Please sign exactly as your name or names appear on the reverse side. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) under signature(s).

-----------------------------------------------------------------------------------------------------------------------------------
                 CONTROL NUMBER             Detach Proxy Card Here
                  [         ]


                          NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
              QUICK  *  EASY  *  IMMEDIATE  *  AVAILABLE 24 HOURS A DAY  *  7 DAYS A WEEK

SARA LEE CORPORATION encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or
Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE     Call toll free 1-888-426-7034 any time on a touch tone telephone. There is NO CHARGE to you for the call.

                     Enter the 6-digit CONTROL NUMBER located above.

                     Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1

                                When asked, please confirm your vote by pressing 1

                     Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.


TO VOTE BY INTERNET  Go to the website:
                     WWW.HARRISBANK.COM/CORPORATIONS/SHAREHOLDERS/PROXY.HTML

                     Enter the information requested on your computer screen, including your
                     6-digit CONTROL NUMBER located above

                     Follow the simple instructions on the screen.

                          IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THE PROXY CARD.
                                                      THANK YOU FOR VOTING!

                                  SARA LEE CORPORATION

   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 29, 1998

THE UNDERSIGNED HOLDER OF COMMON STOCK OR EMPLOYEE STOCK OWNERSHIP PLAN CONVERTIBLE PREFERRED STOCK OF SARA LEE CORPORATION, A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS JOHN H. BRYAN, JUDITH A. SPRIESER AND JANET LANGFORD KELLY, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ARIE CROWN THEATRE AT MCCORMICK PLACE, 2301 SOUTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS, ON OCTOBER 29, 1998,
AT 10:00 A.M., CHICAGO TIME, AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT SUCH MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF
AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

   IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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